Exhibit 11

                             THERMO REMEDIATION INC.

                        Computation of Earnings per Share


                             Three Months Ended          Six Months Ended
                          ------------------------   ------------------------
                           Sept. 27,    Sept. 28,     Sept. 27,    Sept. 28,
                                1997         1996          1997         1996
   --------------------------------------------------------------------------
   Computation of Fully
     Diluted Earnings
     per Share:

   Income:
     Net income          $   696,000  $   974,000   $ 1,272,000  $ 2,002,000

     Add: Convertible
          debt interest,
          net of tax               -       15,000             -       31,000
                         -----------  -----------   -----------  -----------
     Income applicable
       to common stock
       assuming full
       dilution (a)      $   696,000  $   989,000   $ 1,272,000  $ 2,033,000
                         -----------  -----------   -----------  -----------
   Shares:
     Weighted average
       shares outstanding  12,446,160  12,893,588    12,469,062   12,863,281

     Add: Shares issuable
          from assumed
          exercise of
          options and
          warrants (as
          determined by
          the application
          of the treasury
          stock method)            -      334,769             -      377,876

          Shares issuable
          from assumed
          conversion of
          subordinated
          convertible
          obligations              -      269,583             -      269,583
                         -----------  -----------   -----------  -----------
      Weighted average
       shares outstanding,
       as adjusted (b)    12,446,160   13,497,940    12,469,062   13,510,740
                         -----------  -----------   -----------  -----------
   Fully Diluted Earnings
     per Share (a) / (b) $       .06  $       .07   $       .10  $       .15
                         ===========  ===========   ===========  ===========